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                                 EXHIBIT 10.14
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                             CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT (together with Exhibit A hereto, this "Agreement") is entered into as of the 12th day of December, 1997, by and between Integrated Orthopaedics, Inc., a Texas corporation (the "Company"), and Jose E. Kauachi (the "Consultant").

          WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance of the Consultant on the terms and conditions described in this Agreement; and

          WHEREAS, the Consultant desires to make available to the Company his experience, sources of information, advice and assistance on the terms and conditions described in this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Consultation. The Consultant hereby agrees to render Consulting Services (as hereinafter defined) to the Company during the Consulting Period (as hereinafter defined). "Consulting Services" mean such management consulting services as the Company may reasonably request from time to time. The Consultant agrees to devote such of his business time and efforts to providing the Consulting Services as is reasonably requested by the Company, but shall not be required to devote more than 140 hours per month to the provision of such Consulting Services. Notwithstanding any provision to the contrary contained herein, the Consultant shall have no power or authority, and shall not directly or indirectly hold himself out as having any power or authority, to act as an executive, employee or agent of the Company or any of its subsidiaries or to bind the Company or any of its subsidiaries to any oral or written contract, commitment or arrangement.

          2. Consulting Period. The Consultant shall render Consulting Services to the Company for a period commencing on December 12, 1997 and ending upon the earlier to occur of December 31, 2000 or the termination of this Agreement pursuant to Section 5 hereof (the "Consulting Period").

          3.   Compensation and Benefits.

          (a) Retainer Fee. As consideration for rendering the Consulting Services, the Company agrees to pay the Consultant, during the Consulting Period (and

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thereafter to the extent expressly provided in this Agreement), a monthly retainer fee equal to $25,000 (to be grossed up for any incremental taxes due to self employment, social security, medicare, and taxable benefits), payable on the first business day of each calendar month during such period for the immediately preceding calendar month.

               (b) Non-Cash Compensation. During the Consulting Period (and thereafter to the extent expressly provided in this Agreement), the Consultant shall receive the special non-cash compensation set forth on Exhibit A attached hereto.

          4. Independent Relationship. At all times during the Consulting Period, the Consultant is and shall be an independent contractor in providing the Consulting Services hereunder. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationship of employee/employer or principal/agent, or otherwise create any liability whatsoever as partners, joint venturers, employer, employee, principal, or agent for either the Company or the Consultant.

          5.   Termination.

               (a) Death or Disability. This Agreement shall terminate automatically upon the death or total disability of the Consultant. For purposes of this Agreement, "total disability" shall be deemed to have occurred if Consultant shall have been unable to provide Consulting Services to the Company for a period of three (3) consecutive months or for any sixty (60) working days out of any period of six (6) consecutive months. Upon such termination for death or total disability, the Company shall pay to the Consultant or his estate, heirs or legal representative, as the case may be, a termination fee equal to the amount of retainer fees set forth in Section 3(a) hereof (payable in accordance with Section 3(a) hereof) through the later to occur of December 31, 2000 or the first anniversary of the date of death or total disability. Upon the death of the Consultant, the Company will provide, through the later to occur of December 31, 2000 or the first anniversary of the date of death, to the Consultant's estate, heirs, legal representative, or family members, as the case may be, the non-cash compensation items set forth in paragraphs 2 and 5 of Exhibit A attached hereto. Upon the total disability of the Consultant, the Company will provide, through December 31, 2000, to the Consultant (or his legal representative, as the case may be) all of the non-cash compensation items set forth on Exhibit A attached hereto. Except for the foregoing, the Company shall have no further obligations to pay the Consultant or his estate, heirs or legal representative any other fees or provide any other cash or non-cash compensation pursuant to this Agreement upon the death or total disability of the Consultant.

               (b) Termination for Cause. The Company may terminate this Agreement for Cause (as hereinafter defined) upon ten (10) days' prior written notice to the

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Consultant after formal action by the Board of Directors of the Company at a regular or special meeting duly called where the Board of Directors of the Company decides to terminate the Consultant for Cause. The Consultant shall have the right to receive notice of and appear at such meeting to respond to any allegations made against him concerning the contemplated termination. For purposes of this Agreement, "Cause" shall be deemed to include (i) material acts of fraud, dishonesty or deceit, (ii) competition with the Company or its subsidiaries, (iii) unauthorized use of any of the Company's or its subsidiaries' trade secrets or Confidential Information, (iv) conviction of a felony involving moral turpitude, (v) any material violation of any other material duty to the Company or its shareholders imposed by law or the Board of Directors, or (vi) any breach of Consultant's representations, covenants, duties and responsibilities hereunder. Upon such termination for Cause, the Company shall pay to the Consultant, as soon as practicable after such termination, all compensation of the Consultant accrued but unpaid in respect of periods ending on or prior to such termination and the Company shall have no further obligations to pay the Consultant any other fees or provide any other cash or non-cash compensation pursuant to this Agreement.

               (c) Termination Without Cause. The Company may terminate this Agreement without Cause upon sixty (60) days' prior written notice to Consultant. Upon such termination without Cause, the Company shall (i) pay to the Consultant a termination fee (payable in accordance with Section 3(a) hereof) equal to the amount of retainer fees set forth in Section 3(a) hereof through December 31, 2001, (ii) provide, through December 31, 2001, to the Consultant all of the non-cash compensation items set forth on Exhibit A attached hereto, and (iii) release the Consultant from liability for any acts or omissions of the Consultant except for the Consultants' gross negligence or willful misconduct. Termination of this Agreement without Cause shall include any action by the Board of Directors of the Company that results in the Consultant being voted out as Nonexecutive Chairman of the Board of the Company prior to December 31, 2000 (other than removal for cause in accordance with the Articles of Incorporation and Bylaws of the Company as consistent with definition of "Cause" set forth in Section 5(b) above).

               (d) Termination by Consultant. The Consultant may terminate this Agreement upon thirty (30) days' prior written notice to the Company. Upon termination by the Consultant, the Company shall pay to the Consultant, as soon as practicable after such termination, all compensation of the Consultant accrued but unpaid in respect of periods ending on or prior to such termination and the Company shall have no further obligations to pay the Consultant any other fees or provide any other cash or non-cash compensation pursuant to this Agreement.

          6. Expense Reimbursement. Upon submission of properly documented expense account reports, the Company shall reimburse the Consultant for all reasonable travel

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and entertainment expenses incurred by the Consultant in the course of providing
Consulting Services to the Company; provided, however, that the Consultant shall obtain the written consent of the Company prior to incurring any reimbursable expense in excess of $5,000.

          7. Representations by the Consultant. The Consultant hereby represents and warrants to the Company that (a) the Consultant's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, cause a breach or default under, or give any party a right to damages under (or to terminate) any other agreement to which the Consultant is a party or by which he is bound, and (b) there are no restrictions, agreements or understandings that would make unlawful the Consultant's execution or delivery of this Agreement or the performance of his obligations hereunder.

          8. Taxes and Other Deductions. The Consultant agrees that he will be responsible for paying and withholding all taxes with respect to the fees and other non-cash compensation payable hereunder, including without limitation, income tax withholding and taxes, self-employment taxes, social security contributions, and medicare contributions.

          9.   Confidentiality.

               (a) Non-Disclosure Obligation. During the Consulting Period or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, the Consultant will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors, and employees of the Company, in any manner whatsoever, any Confidential Information (as hereinafter defined) without the prior written consent of the Company.

               (b) Definition. As used herein, "Confidential Information" means information disclosed to or known by the Consultant as a direct or indirect consequence of providing the Consulting Services to the Company, or through his prior service as an executive officer of the Company, about the Company or its subsidiaries or their respective businesses, products and practices which information is not generally known in the business in which the Company or its subsidiaries, as the case may be, is or may be engaged. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than the Consultant or persons who are not under similar obligations of confidentiality to the Company and who are not parties to this Agreement, (ii) obtained by the Consultant from a third party not under a similar obligation of confidentiality to the Company, (iii) required to be disclosed by any court process or any government or agency or department of any government, or (iv) the subject of a written waiver executed by the Company for the benefit of the Consultant.

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               (c) Return of Property.  Upon termination of this Agreement, the
Consultant will surrender to the Company all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Company and its subsidiaries, and all copies thereof, and all other property belonging to the Company. The Consultant shall be accorded reasonable access to such Confidential Information subsequent to the Consulting Period for any proper purpose as determined in the reasonable judgment of the Company.

          10.  Non-Competition.

               (a)  Term and Scope. Subject to the other provisions of this
Section 10, from and after the date hereof until the date which is one year after the termination of this Agreement in accordance with the terms hereof (the "Noncompetition Term"), without the prior written consent of the Company, the Consultant shall not directly or indirectly participate as a stockholder, proprietor, partner, trustee, consultant, employee, director, officer, lender, or investor in any entity that is engaged in a Competing Business (as defined below) within a thirty mile radius of (i) any location in which the Company or its subsidiaries presently conducts business or (ii) any location in which the Company or its subsidiaries, during the Noncompetition Term, (x) has initiated business acquisition or affiliation discussions with physician groups, (y) has expressed a bona fide intent to conduct business or (z) conducts business. The term "Competing Business" shall mean any business that competes with any business engaged in by the Company or its subsidiaries during the Consulting Period or during the period in which the Consultant was employed by the Company.

               (b) Exception. Nothing contained herein shall limit the right of the Consultant to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided the Consultant's equity interest therein does not exceed 5% of the total outstanding shares or interests in such corporation or partnership.

               (c) Extension for Noncompliance. If, during any period within the Noncompetition Term, the Consultant is not in compliance with the terms of this Section 10, the Company shall be entitled to, among other remedies, compliance by the Consultant with the terms of this Section 10 for an additional period equal to the period of such noncompliance. For purposes of this Agreement, the term "Noncompetition Term" shall also include such additional period.

               (d) Reasonableness. The Consultant hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of

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this Section 10 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Company.

          11. Non-Solicitation and Non-Interference. During the Noncompetition Term, the Consultant shall not, directly or indirectly, (a) solicit the employment of any current or future employee of the Company or its subsidiaries without the prior written consent of the Company, (b) request, induce or attempt to influence any employee of the Company or any of its subsidiaries to terminate his or her employment with the Company or such subsidiary, or (c) request, induce or attempt to influence any supplier, customer, patient or client of the Company or any of its subsidiaries to terminate his, her or its relationship with the Company or such subsidiary.

          12. Injunctive Relief. The Consultant acknowledges that the breach of the confidentiality, non-competition and non-solicitation covenants specified in Sections 9 through 11 may give rise to irreparable injury to the Company, inadequately compensable in money damages. Accordingly, the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of such provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available. The Consultant waives any requirements for the posting of a bond in connection with the issuance of such an injunction. The Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

          13. Indemnification. The Company will indemnify and hold harmless the Consultant from and against any liabilities, damages, costs (including reasonable fees of attorneys) and expenses ("Damages") incurred by the Consultant which arise out of or relate to the services provided by the Consultant hereunder except to the extent such Damages result from the gross negligence or willful misconduct of the Consultant. The Company will reimburse the Consultant for such reasonable expenses (including legal fees and costs) in advance of the final disposition of any proceeding involving the Consultant and for which he is entitled to indemnification hereunder. The parties hereto acknowledge that (a) the indemnification of the Consultant as a former employee of the Company and as a director of the Company will be governed by the Articles of Incorporation of the Company, the Bylaws of the Company, and the Company's insurance coverage in effect at the applicable time (whichever affords the Consultant the greater protection), and (b) such indemnification permits (pursuant to Article 2.02-1K of the Texas Business Corporation Act) the reimbursement of reasonable expenses (including legal fees and costs) in advance of the final disposition of the proceeding involving the director or officer.

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          14.  Assignment.  This Agreement will be binding upon the parties hereto and their respective successors and permitted assignees. Because the Consultant's duties and services hereunder are special, personal and unique in nature, the Consultant may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement (and any attempt to do so will be void).

          15. Headings. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

          16. Notices. All notices and other communications required or permitted hereunder must be in writing and (i) delivered personally, (ii) delivered by a nationally recognized overnight courier service, or (iii) sent by registered or certified mail, postage prepaid, as follows:

               (a)  If to the Company, to:

                    Integrated Orthopaedics, Inc.
                    5858 Westheimer, Suite 500
                    Houston, Texas 77057
                    Attention:  Chief Executive Officer

               (b)  If to the Consultant, to:

                    Jose E. Kauachi
                    4840 Post Oak Timber
                    Houston, Texas 77056

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 16 will (i) if delivered personally or by overnight courier service, be deemed given upon delivery; and
(ii) if sent by registered or certified mail, be deemed given when received.
Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

          17. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; the remaining

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provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

          18. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement may be amended in whole or in part only by an instrument in writing setting forth the particulars of such amendment and duly executed by an executive officer of the Company and by the Consultant.

          19. Waiver. No delay or omission by any party hereto to exercise any right or power hereunder shall impair such right or power or be construed as a waiver thereof. A waiver by any party hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

          20. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

          21. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, without regard to conflict of laws principles thereof.

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          IN WITNESS WHEREOF, the Company and the Consultant have executed this
Agreement as of the date first above written.

                              COMPANY:

                              INTEGRATED ORTHOPAEDICS, INC.


                               By:______________________________
                                 Name:__________________________
                                 Title:_________________________


                              CONSULTANT:



                              ___________________________________
                              Jose E. Kauachi

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                                   EXHIBIT A
                             NON-CASH COMPENSATION

          The following benefits will be provided to the Consultant during the Consulting Period (and thereafter to the extent expressly provided in this Agreement):

1. The Company shall provide the Consultant with an automobile and wireless telephone.

2. The Company shall provide major medical health insurance coverage for the Consultant and those members of his immediate family whose primary residence is the same as Consultant's primary residence. For purposes of the health insurance coverage referenced in this subparagraph, the Consultant shall be entitled to the same continuation coverage rights as would be available to an employee of Company pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), 29 U.S.C. (S) 1168.

3. The Company shall provide long-term disability insurance coverage for the Consultant equal to 50% of the monthly retainer fee payable pursuant to Section 3(a) of this Agreement.

4. The Company shall provide term life insurance coverage having a death benefit of $1,000,000, payable, upon the death of the Consultant, to the beneficiary or beneficiaries selected by the Consultant.

5.   The Company shall provide the following registration rights to the
Consultant:

          (a) Piggy-back Rights. Subject to the provisions of hereof, if the Company at any time proposes to file on its behalf and/or on behalf of any of its equity holders a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), on any form (other than a registration statement on Form S-8 or any successor form for securities to be offered to employees of the Company pursuant to any employee benefit plan) with respect to the registration of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"), the Company will give written notice to the Consultant, at least 30 days before the initial filing with the Securities and Exchange Commission of such registration statement, which notice shall set forth the intended method of disposition of the Common Stock proposed to be registered by the Company. Subject to the provisions hereof, the notice shall offer to include in such filing the aggregate amount of shares of Common Stock that the Consultant may request without expense to the Consultant (except for the fees and expenses of the Consultant and any underwriters or brokers commissions, SEC filing fees or expenses applicable to the securities being sold by the Consultant).

          (b) Procedure. The Consultant shall so advise the Company, in writing, within 20 business days after the date of receipt of such offer from the Company, setting forth


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the number of shares of Common Stock for which registration is requested by the
Consultant. The Company shall thereupon include in such filing the amount of such Common Stock for which registration is so requested, subject to the next two sentences, and shall use best efforts to effect registration under the Securities Act of such Common Stock. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, including all the Common Stock requested by the Consultant to be included in such registration would materially and adversely affect the price or success of the offering (a "Material Adverse Effect"), then in such event the Common Stock to be included in such offering shall be allocated first to the Company or the holder initiating such request for registration, as appropriate, and then, to the extent that any additional Common Stock can, in the opinion of such managing underwriter or underwriters, be sold without any such Material Adverse Effect, pro rata among the Consultant and other holders requesting their Common Stock to be registered pursuant to similar piggy-back registration rights on the basis of the number of shares of Common Stock requested to be included in such registration of the Consultant and the number of shares of Common Stock requested to be included in such registration of each other holder having similar piggy-back registration rights. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of any of the Common Stock requested by the Consultant to be included in the registration concurrently with the Common Stock being registered by the Company or such other equity holder would materially and adversely affect the distribution of such Common Stock by the Company or such other equity holder, then the Consultant shall have no right to have any of his shares of Common Stock included in such registration. The Company may discontinue registration of any of its Common Stock, subject to any rights of other holders to the contrary, at any time prior to the effective date of the registration statement relating thereto.

          (c) Unlimited Rights. The Consultant shall be entitled to the registration rights set forth in this section for so long as the Consultant owns Common Stock or is entitled to receive Common Stock upon exercise of the warrant held by the Consultant for 100,000 shares of Common Stock, regardless of the number of times the Consultant is offered or has exercised such rights.



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